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                                                                    EXHIBIT 23.4

                        [RYDER SCOTT COMPANY LETTERHEAD]




                                    CONSENT



         As independent oil and gas consultants, Ryder Scott Company, L.P., hereby consents to the use of our reserve report dated February 2, 2001 and all references to our firm included in or made a part of the Chesapeake Energy Corporation Registration Statement dated on or about November 29, 2001.




                                       /s/ RYDER SCOTT COMPANY, L.P.

                                       RYDER SCOTT COMPANY, L.P.